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                                                                    Exhibit 4.15

                    AMENDMENT NO. 1 TO THE UTI ENERGY CORP.
               AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN
              ADOPTED BY THE BOARD OF DIRECTORS ON APRIL 26, 1999

        RESOLVED, that an amendment (the "1997 Amendment") to the Company's Amended and Restated 1997 Long-Term Incentive Plan (the "1997 Plan"), to increase the number of shares authorized for issuance under the 1997 Plan by 900,000 is hereby authorized, ratified and approved;